Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 15, 2009)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 28, 2009 of $1,413,700 (or $.26 per share diluted) compared to net income of $937,300 (or $.17 per share diluted) in the first quarter of 2008.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The growth in our first quarter profits was primarily due to the improved performance of Winmark Capital, as well as a tighter control of selling, general and administrative expenses across all of our businesses.  We are pleased with our performance, but remain cautious about the current economic environment.”

Winmark Corporation creates, supports and finances business.  At March 28, 2009, there were 864 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet®, Music Go Round® and there were 45 territories in operation under the Wirth Business Credit® brand.  An additional 50 retail franchises have been awarded but are not open.  In addition, at March 28, 2009, the Company had loans and leases equal to $45.9 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 28, 2009	December 27, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$5,005,600	$2,140,000
Marketable securities	689,400	438,300
Current investments	1,000,000	500,000
Receivables, less allowance for doubtful accounts of $44,900 and $52,700	2,064,100	2,064,100
Net investment in leases - current	15,791,200	17,379,700
Income tax receivable	1,332,700	792,200
Inventories	145,500	141,500
Prepaid expenses	837,900	1,018,800
Deferred income taxes	—	216,900
Total current assets	26,866,400	24,691,500
Net investment in leases — long-term	28,072,100	28,035,300
Long-term investments	3,329,800	3,833,300
Long-term receivables, net	32,600	39,200
Property and equipment, net	2,146,200	512,200
Other assets	677,500	677,500
Deferred income taxes	—	320,800
	$61,124,600	$58,109,800
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$3,855,700	$4,313,200
Current renewable subordinated notes	8,709,800	8,052,400
Accounts payable	1,125,800	1,108,200
Accrued liabilities	2,331,600	2,905,400
Current discounted lease rentals	1,222,000	1,012,900
Current rents received in advance	203,300	141,600
Current deferred revenue	1,088,200	993,600
Deferred income taxes	368,300	—
Total current liabilities	18,904,700	18,527,300
Long-term line of credit	8,296,200	9,276,300
Long-term renewable subordinated notes	14,457,300	12,788,700
Long-term discounted lease rentals	1,103,500	1,298,500
Long-term rents received in advance	1,629,400	1,696,400
Long-term deferred revenue	646,500	631,400
Other long-term liabilities	1,032,100	—
Deferred income taxes	490,700	—
Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,345,669 and 5,433,610 shares issued and outstanding	—	427,500
Accumulated other comprehensive loss	(43,500)	(38,500)
Retained earnings	14,607,700	13,502,200
Total shareholders’ equity	14,564,200	13,891,200
	$61,124,600	$58,109,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 28, 2009	March 29, 2008
REVENUE:
Royalties	$5,633,500	$5,331,600
Leasing income	2,701,700	1,952,600
Merchandise sales	625,400	932,800
Franchise fees	150,000	527,500
Other	139,400	132,900
Total revenue	9,250,000	8,877,400

COST OF MERCHANDISE SOLD	595,900	893,900
LEASING EXPENSE	682,500	485,900
PROVISION FOR CREDIT LOSSES	419,700	385,100
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,882,500	5,185,800

Income from operations	2,669,400	1,926,700
LOSS FROM EQUITY INVESTMENTS	(3,500)	(75,800)
INTEREST EXPENSE	(351,100)	(348,400)
INTEREST AND OTHER INCOME	61,100	72,800

Income before income taxes	2,375,900	1,575,300

PROVISION FOR INCOME TAXES	(962,200)	(638,000)

NET INCOME	$1,413,700	$937,300

EARNINGS PER SHARE - BASIC	$.26	$.17

EARNINGS PER SHARE - DILUTED	$.26	$.17

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,396,156	5,500,833

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,398,276	5,534,645